Exhibit 99.1

TAYLOR CAPITAL GROUP, INC.

REPORTS RESULTS FOR THE THIRD QUARTER OF 2006

Rosemont, IL– October 17, 2006 – Taylor Capital Group, Inc. (NASDAQ: TAYC), the holding company for Cole Taylor Bank, today reported net income for the quarter ended September 30, 2006 of $18.9 million, or $1.70 per diluted common share, up $12.6 million from $6.3 million, or $0.57 per share, in the second quarter of 2006. The increase in net income resulted primarily from the recognition in the third quarter of an $11.4 million, or $1.02 per share, income tax benefit relating to the reversal of previously established income tax liabilities relating to tax uncertainties in prior years. The majority of the tax benefit was triggered by the expiration of the statute of limitations on the Company’s 2002 income tax return during the third quarter. Income before income taxes for the third quarter of 2006 was $11.5 million, compared to $10.1 million for the second quarter of 2006, an increase of $1.4 million, or 14.3%. The increase in pretax income reflected higher net interest and noninterest income and lower noninterest expenses.

Net income for the nine months ended September 30, 2006 totaled $34.1 million, or $3.07 per diluted common share, an increase of $9.3 million from the first nine months of 2005. The recognition of the $11.4 million income tax benefit in 2006 was the primary reason for the increase in net income. Income before income taxes for the nine months ended September 30, 2006 was $35.5 million, compared to $40.1 million for the same period in 2005, a decrease of $4.7 million, or 11.6%. A $3.7 million increase in net interest income for the first nine months of 2006, was offset by a $3.5 million decline in noninterest income, a $2.3 million increase in the provision for loan losses and a $2.5 million increase in noninterest expenses.

Total assets of $3.4 billion at September 30, 2006 increased $103.0 million, or 3.1%, from December 31, 2005.

Net Interest Income and Margin

Net interest income for the third quarter of 2006 increased $632,000, or $650,000 on a tax equivalent basis, from the second quarter of 2006. Net interest income in the third quarter of 2006 included $256,000 of interest received on commercial loans which were previously placed on nonaccrual, while the second quarter of 2006 was negatively affected by the reversal of $458,000 of interest on commercial loans placed on nonaccrual. The tax-equivalent net interest margin for the third quarter of 2006 was 3.58% compared to a second quarter margin of 3.56%. Average interest-earning assets increased $26.9 million, or 0.8%, to $3.2 billion. Average commercial loans increased by $52.5 million, or 2.4%, while average consumer-oriented loans continued their planned decline, decreasing $13.5 million. Interest-earning asset growth during the third quarter of 2006 was funded primarily by brokered deposits.

Net interest income for the nine months ended September 30, 2006 increased $3.7 million, or $5.0 million on a tax equivalent basis, from the same period in 2005, driven by interest-earning asset growth of $324.7 million, or 11.4%. Average commercial loans increased $225.3 million, or 11.4%, in comparison to the nine months ended September 30, 2005, while consumer-oriented loans declined $50.2 million. Average investment securities increased $149.6 million. The tax-equivalent net interest margin was 3.63% during the first nine months of 2006, compared to 3.81% during the same period in 2005. The lower net interest margin in 2006 reflects the impact of competitive pricing pressure for loans and deposits, as well as changes in the Company’s earning asset and funding mix in 2006.

The following table summarizes the changes in interest earned and interest paid resulting from changes in volume, rates and reporting period length. Interest income is measured on a tax-equivalent basis using a 35% rate.

	Quarter Ended Sept. 30, 2006 Over Quarter Ended June 30, 2006 INCREASE/(DECREASE)				Nine Months Ended Sept. 30, 2006 Over Nine Months Ended Sept. 30, 2005 INCREASE/(DECREASE)
	VOLUME	RATE	DAYS	NET	VOLUME	RATE	NET
	(in thousands)
INTEREST EARNED ON:
Investment securities	$(172)	$144	$—	$(28)	$5,807	$1,115	$6,922
Cash equivalents	94	(8)	4	90	133	449	582
Loans	753	1,531	512	2,796	9,086	20,237	29,323

Total interest-earning assets				2,858			36,827

INTEREST PAID ON:
Interest-bearing deposits	764	1,306	234	2,304	5,296	21,812	27,108
Total borrowings	(470)	310	64	(96)	513	4,192	4,705

Total interest-bearing liabilities				2,208			31,813

Net interest income	$250	$182	$218	$650	$9,053	$(4,039)	$5,014

The following table presents the tax-equivalent yield on average interest-earning assets and rates paid on average interest-bearing liabilities for the periods indicated. Interest income and yields are presented on a tax-equivalent basis assuming a federal income tax rate of 35%.

	Tax Equivalent Yield or Rate
	2006		For Nine Months Ended Sept. 30,
	Third Quarter	Second Quarter	2006	2005
INTEREST-EARNING ASSETS:
Investment securities	4.77%	4.67%	4.66%	4.21%
Cash equivalents	5.12	4.95	4.77	2.90
Loans	7.93	7.68	7.71	6.57

Total interest-earning assets (tax equivalent)	7.21	6.97	7.00	6.07

INTEREST-BEARING LIABILITIES:
Interest-bearing deposits	4.22	3.96	3.92	2.54
Other borrowings & interest bearing liabilities	5.44	5.08	5.12	3.94

Total interest-bearing liabilities	4.42	4.17	4.12	2.79

Net interest spread (tax equivalent)	2.79%	2.80%	2.88%	3.28%

Net interest margin (tax equivalent)	3.58%	3.56%	3.63%	3.81%

Noninterest Income

Noninterest income increased $378,000, or 11.3%, to $3.7 million in the third quarter of 2006 from $3.3 million in the second quarter of 2006. Service charges increased $93,000 in the third quarter of 2006, marking the second consecutive quarter of increases in service charges. In addition, other derivative income increased $164,000.

Noninterest income decreased $3.5 million to $11.6 million for the nine months ended September 30, 2006, from $15.0 million for the same period in 2005. Noninterest income in 2005 included gains on sales of a branch and land trust operations totaling $3.6 million, partially offset by the reduced trust fees of $742,000 and derivative expense of $1.6 million. Service charges in 2006 were $1.2 million lower than 2005, largely because of the increase in the earnings credit rate granted on commercial transaction accounts. In addition, loan syndication fees have been lower in 2006 as compared to 2005. The increase in other noninterest income was affected by a $429,000 decline in losses from low-income housing partnerships in 2006.

The following table presents the major categories of noninterest income for the periods indicated:

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005
	(in thousands)
Service charges	$1,995	$1,902	$2,177	$5,777	$6,992
Trust fees	553	588	720	1,605	2,347
Investment management fees	483	440	365	1,390	1,079
Loan syndication fees	—	—	850	500	1,550
Other noninterest income	635	522	361	1,754	1,015

	3,666	3,452	4,473	11,026	12,983
Gain on sale of land trusts	—	—	—	—	2,000
Gain on sale of branch	—	—	—	—	1,572
Gain on sale of investment securities, net	—	—	—	—	127

	—	—	—	—	3,699
Other derivative income (expense)	59	(105)	(2,351)	536	(1,642)

Total noninterest income	$3,725	$3,347	$2,122	$11,562	$15,040

Noninterest Expense

The following table presents the major categories of noninterest expense for the periods indicated:

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005
	(in thousands)
Salaries and employee benefits:
Salaries, employment taxes, and medical insurance	$7,853	$8,110	$7,480	$24,353	$23,221
Incentives, commissions, and retirement benefits	2,152	2,155	3,000	6,252	7,221

Total salaries and employee benefits	10,005	10,265	10,480	30,605	30,442
Occupancy of premises, furniture and equipment	2,796	2,906	2,720	8,709	8,050
Computer processing	446	479	472	1,341	1,343
Corporate insurance	307	319	345	932	1,062
Legal fees, net	501	579	473	1,319	1,254
Advertising and public relations	429	437	77	1,002	350
Other noninterest expense	3,683	3,614	3,230	10,644	9,560

Total noninterest expense	$18,167	$18,599	$17,797	$54,552	$52,061

Total noninterest expense for the third quarter of 2006 decreased $432,000, or 2.3%, from the second quarter of 2006 primarily as a result of lower employment taxes, sign-on bonuses for new employees and depreciation expense. Other operating expense remained stable as the impact of higher nonperforming asset expense, arising from higher provisions for other real estate owned, was largely offset by reductions in other noninterest expenses.

Total noninterest expense for the nine months ended September 30, 2006 increased $2.5 million, or 4.8%, from the same period in 2005. Increased advertising and higher occupancy expenses, mainly for real estate taxes, repairs and maintenance, contributed to the increase in 2006. Increases in other noninterest expense in 2006 included an increase in consulting and other professional services of $625,000 and higher nonperforming asset expense of $227,000. Significant consulting and professional service fees were incurred for assistance in the implementation of enhanced cash management product capability and outsourced human resources and tax-deferred exchange support. An increase in salaries and medical insurance was largely offset by reduced incentives. The accrual for estimated cash-based bonus incentives declined, while equity-based incentive expense for stock options and grants increased. Included in incentive expense in 2006, but not 2005, was stock option expense totaling $737,000 recognized in connection with the Company’s implementation of new accounting rules regarding stock options.

Income Taxes

A net tax benefit of $7.3 million was recorded in the third quarter of 2006. Tax expense of $4.1 million associated with the taxable income earned during the quarter was offset by the recognition of an $11.4 million of tax benefit relating to deductions taken on prior year tax returns that had not been recognized for financial reporting purposes. During the third quarter, tax liabilities established for these tax uncertainties were no longer required primarily as a result of the expiration of the of the statute of limitations of the Company’s 2002 federal income tax return. In accordance with the Company’s tax accounting policy, the remaining $3.7 million of the tax benefits and associated accrued interest will be recognized in the fourth quarter of 2006.

Income tax expense was $1.4 million for the nine months ended September 30, 2006, resulting in an effective tax rate of 4.0%, compared to $15.4 million, or 38.3%, for the same period in 2005. The recognition of the income tax benefits discussed above was the primary reason for the decrease in tax expense.

Loan Portfolio

The following table presents the composition of the loan portfolio as of the dates indicated:

	Sept. 30, 2006	June 30, 2006	Dec. 31, 2005	Sept. 30, 2005
	(in thousands)
Commercial and industrial	$747,555	$731,832	$665,023	$668,464
Commercial real estate secured	782,908	774,828	793,965	762,711
Real estate-construction	752,549	747,066	684,737	669,336

Total commercial loans	2,283,012	2,253,726	2,143,725	2,100,511
Residential real estate mortgages	63,426	65,445	63,789	58,260
Home equity loans and lines of credit	125,947	134,469	161,058	177,680
Consumer	13,552	13,867	14,972	15,439
Other loans	1,452	533	1,497	792

Gross loans	2,487,389	2,468,040	2,385,041	2,352,682
Less: Unearned discount	(68)	(77)	(110)	(122)

Total loans	$2,487,321	$2,467,963	$2,384,931	$2,352,560

Total loans at September 30, 2006 increased $102.4 million, or 4.3%, from year end 2005. A $139.3 million, or 6.5%, increase in total commercial loans was partially offset by the $36.9 million decrease in consumer-oriented loans, which includes residential real estate mortgages, home equity loans and lines of credit as well as consumer loans. The increase in total commercial loans resulted from growth in commercial and industrial loans and real estate construction loans, which increased by $82.5 million and $67.8 million, respectively, during 2006. Total commercial real estate secured loans decreased by $11.1 million during the same period. The decline in consumer-oriented loans continued the expected decline that began in 2001 when we stopped originating consumer loans through brokers.

Loan Quality and the Allowance for Loan Losses

Nonperforming assets stood at $22.5 million, or 0.66% of total assets at September 30, 2006, compared to $29.6 million, or 0.88% of total assets, at June 30, 2006 and $14.6 million, or 0.44% of total assets, at December 31, 2005. The decrease in nonperforming assets was due to a reduction in nonperforming loans during the third quarter and was a result of broad-based improvement in a number of relatively smaller nonperforming loan exposures. Nonaccrual loans at September 30, 2006 continue to include two loans to a single real estate developer totaling $11.5 million that were classified as nonaccrual at the end of the second quarter.

The following table presents nonperforming assets and related data as of the dates indicated:

	Sept. 30, 2006	June 30, 2006	Dec. 31, 2005	Sept. 30, 2005
	(in thousands)
Loans contractually past due 90 days or more but still accruing interest	$2,131	$2,440	$2,615	$1,339
Nonaccrual loans	19,863	26,919	10,834	12,818

Total nonperforming loans	21,994	29,359	13,449	14,157
Other real estate owned	473	234	1,139	241
Other repossessed assets	—	—	—	35

Total nonperforming assets	$22,467	$29,593	$14,588	$14,433

Nonperforming loans to total loans	0.88%	1.19%	0.56%	0.60%
Nonperforming assets to total loans plus repossessed property	0.90%	1.20%	0.61%	0.61%
Nonperforming assets to total assets	0.66%	0.88%	0.44%	0.46%

The allowance for loan losses at September 30, 2006 stood at $36.9 million, or 1.48% of total loans and 167.74% of nonperforming loans. Net charge-offs for the nine months ended September 30, 2006 were $5.7 million, or 0.31% of average loans, compared to $3.5 million, or 0.21% of average loans, in 2005. The increase in the provision for loan losses to $5.1 million for the nine months ended September 30, 2006, compared to $2.8 million for 2005, was driven in part by the increase in net charge-offs in 2006.

The following table presents the activity in the allowance for loan losses and related data for the periods indicated:

	For Three Months Ended			For Nine Months Ended
	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005
	(in thousands)
Average total loans	$2,470,950	$2,431,991	$2,290,590	$2,423,505	$2,248,359

Total loans at end of period	$2,487,321	$2,467,963	$2,352,560	$2,487,321	$2,352,560

Allowance for loan losses:
Allowance at beginning of period	$36,508	$36,686	$37,411	$37,481	$37,484
Total charge-offs	(1,830)	(2,481)	(1,070)	(6,496)	(4,716)
Total recoveries	114	203	374	807	1,196

Net charge-offs	(1,716)	(2,278)	(696)	(5,689)	(3,520)
Provision for loan losses	2,100	2,100	—	5,100	2,751

Allowance at end of period	$36,892	$36,508	$36,715	$36,892	$36,715

Annualized net charge-offs to average total loans	0.28%	0.37%	0.12%	0.31%	0.21%
Allowance to total loans at end of period	1.48%	1.48%	1.56%	1.48%	1.56%
Allowance to nonperforming loans	167.74%	124.35%	259.34%	167.74%	259.34%

Funding Liabilities

Deposits totaled $2.65 billion at September 30, 2006, up $108.8 million from year-end 2005 and up $277.9 million from September 30, 2005. During 2006, total in-market deposits decreased $92.1 million, while out-of-market deposits increased $200.9 million. From December 31, 2005 to September 30, 2006, balances in non-interest bearing deposits and lower rate NOW, savings and money-market accounts have declined, while balances in higher rate money market accounts have increased. Brokered deposits increased to fund earning asset growth. In addition to brokered certificates of deposit, a new funding source was added to obtain brokered money market accounts.

The following table sets forth the period end balances of total deposits as of each of the dates indicated below, as well as categorizes our deposits as “in-market” and “out-of-market” deposits:

	Sept. 30, 2006	June 30, 2006	Dec. 31, 2005	Sept. 30, 2005
	(in thousands)
In-market deposits:
Non-interest bearing deposits	$390,123	$423,450	$464,289	$459,925
NOW accounts	83,829	84,044	104,269	107,647
Savings accounts	62,554	66,803	73,173	76,870
Money market accounts	664,569	683,660	645,523	491,832
Customer certificates of deposit	532,502	543,977	549,793	548,063
Public time deposits	81,043	72,190	69,679	67,325

Total in-market deposits	1,814,620	1,874,124	1,906,726	1,751,662

Out-of-market deposits:
Brokered money market accounts	64,223	—	—	—
Out-of-local-market certificates of deposit	122,486	128,484	131,116	142,406
Brokered certificates of deposit	651,134	665,294	505,802	480,455

Total out-of-market deposits	837,843	793,778	636,918	622,861

Total deposits	$2,652,463	$2,667,902	$2,543,644	$2,374,523

Quarterly average funding balances illustrate the changes in funding mix from lower cost deposits to higher cost deposits. Brokered certificates of deposit increased from 19.9% of total deposits in the third quarter of 2005 to 25.7% in the third of 2006.

The following table presents the distribution of our average deposit account balances for the periods indicated:

	For the Quarter Ended
	September 30, 2006		June 30, 2006		September 30, 2005
	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits	Average Balance	Percent Of Deposits
	(dollars in thousands)
Noninterest-bearing demand deposits	$395,243	15.1%	$396,033	15.5%	$426,922	18.0%
NOW accounts	89,392	3.4	95,669	3.7	113,977	4.8
Money market accounts	651,410	24.9	649,308	25.5	510,588	21.5
Savings deposits	64,452	2.5	69,039	2.7	78,468	3.3
Time deposits:
Certificates of deposit	543,128	20.8	547,792	21.5	556,404	23.4
Out-of-local-market certificates of deposit	125,951	4.8	128,674	5.0	142,809	6.0
Brokered certificates of deposit	670,623	25.7	589,008	23.1	472,293	19.9
Public funds	71,818	2.8	76,169	3.0	72,416	3.1

Total time deposits	1,411,520	54.1	1,341,643	52.6	1,243,922	52.4

Total deposits	$2,612,017	100.0%	$2,551,692	100.0%	$2,373,877	100.0%

About Taylor Capital Group, Inc.

Taylor Capital Group, Inc. is a $3.4 billion bank holding company for Cole Taylor Bank, a Chicago-based commercial bank specializing in serving the business banking, real estate lending and wealth management requirements of closely held and family-owned small- and mid-sized businesses. Cole Taylor Bank is a member of the FDIC and an Equal Housing Lender.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words including “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “could” and “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2006 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include, without limitation: the effect on our profitability if interest rates fluctuate as well as the effect of our customers’ changing use of our deposit products; the possibility that our wholesale funding sources may prove insufficient to replace deposits at maturity and support our growth; the risk that our allowance for loan losses may prove insufficient to absorb probable losses in our loan portfolio; possible volatility in loan charge-offs and recoveries between periods; the effectiveness of our hedging transactions and their impact on our future results of operations; the risks associated with implementing our business strategy and managing our growth effectively; changes in general economic conditions, interest rates, deposit flows, loan demand, including loan syndication opportunities, competition, legislation or regulatory and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and technological factors impacting our operations.

For further information about these and other risks, uncertainties and factors, please review the disclosure included in the sections captioned “Risk Factors” in our December 31, 2005 Annual Report on Form 10-K filed with the SEC on March 13, 2006. You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements or risk factors, whether as a result of new information, future events, changed circumstances or any other reason after the date of this press release.

For further information contact:

Robin VanCastle

847-653-7100

TAYLOR CAPITAL GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	(Unaudited) September 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents	$132,863	$161,065
Investment securities	687,185	656,753
Loans, net of allowance for loan losses of $36,892 and $37,481 at September 30, 2006 and December 31, 2005, respectively	2,450,429	2,347,450
Premises, leasehold improvements and equipment, net	14,380	15,105
Investment in Federal Home Loan Bank and Federal Reserve Bank stock	12,138	12,946
Other real estate and repossessed assets, net	473	1,139
Goodwill	23,237	23,237
Other assets	63,005	62,977

Total assets	$3,383,710	$3,280,672

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing	$390,123	$464,289
Interest-bearing	2,262,340	2,079,355

Total deposits	2,652,463	2,543,644
Other borrowings	264,157	298,426
Accrued interest, taxes and other liabilities	40,895	56,646
Notes payable and FHLB advances	80,000	75,000
Junior subordinated debentures	86,607	87,638

Total liabilities	3,124,122	3,061,354

Stockholders’ equity:
Preferred stock	—	—
Common stock	114	113
Surplus	193,902	191,816
Unearned compensation - stock grants	—	(2,322)
Retained earnings	78,051	45,988
Accumulated other comprehensive loss	(5,422)	(9,220)
Treasury stock	(7,057)	(7,057)

Total stockholders’ equity	259,588	219,318

Total liabilities and stockholders’ equity	$3,383,710	$3,280,672

TAYLOR CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

(in thousands, except per share data)

	For the Three Months Ended			For the Nine Months Ended
	Sept. 30, 2006	June 30, 2006	Sept. 30, 2005	Sept. 30, 2006	Sept. 30, 2005
Interest income:
Interest and fees on loans	$49,289	$46,488	$39,471	$139,549	$110,366
Interest and dividends on investment securities:
Taxable	6,317	6,409	5,260	18,659	15,229
Tax-exempt	1,372	1,331	696	4,004	1,734
Interest on cash equivalents	415	325	255	1,189	607

Total interest income	57,393	54,553	45,682	163,401	127,936

Interest expense:
Deposits	23,573	21,269	13,757	63,007	35,899
Other borrowings	2,670	2,808	1,632	7,986	3,817
Notes payable and FHLB advances	1,076	1,085	1,003	3,016	3,031
Junior subordinated debentures	1,986	1,935	1,810	5,829	5,278

Total interest expense	29,305	27,097	18,202	79,838	48,025

Net interest income	28,088	27,456	27,480	83,563	79,911
Provision for loan losses	2,100	2,100	—	5,100	2,751

Net interest income after provision for loan losses	25,988	25,356	27,480	78,463	77,160

Noninterest income:
Service charges	1,995	1,902	2,177	5,777	6,992
Trust and investment management fees	1,036	1,028	1,085	2,995	3,426
Loan syndication fees	—	—	850	500	1,550
Other derivative income (expense)	59	(105)	(2,351)	536	(1,642)
Other noninterest income	635	522	361	1,754	1,015
Gain on sale of land trusts	—	—	—	—	2,000
Gain on sale of branch	—	—	—	—	1,572
Gain on sale of investment securities, net	—	—	—	—	127

Total noninterest income	3,725	3,347	2,122	11,562	15,040

Noninterest expense:
Salaries and employee benefits	10,005	10,265	10,480	30,605	30,442
Occupancy of premises	1,964	1,964	1,736	5,943	5,177
Furniture and equipment	832	942	984	2,766	2,873
Computer processing	446	479	472	1,341	1,343
Corporate insurance	307	319	345	932	1,062
Legal fees, net	501	579	473	1,319	1,254
Advertising and public relations	429	437	77	1,002	350
Other noninterest expense	3,683	3,614	3,230	10,644	9,560

Total noninterest expense	18,167	18,599	17,797	54,552	52,061

Income before income taxes	11,546	10,104	11,805	35,473	40,139
Income tax expense (benefit)	(7,347)	3,799	4,408	1,417	15,386

Net income	$18,893	$6,305	$7,397	$34,056	$24,753

Basic earnings per common share	$1.72	$0.58	$0.73	$3.12	$2.53
Diluted earnings per common share	1.70	0.57	0.71	3.07	2.47

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars in Thousands

Unaudited

	Year To Date Sept. 30,		2006			2005
	2006	2005	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter
Condensed Income Data:
Interest income	$163,401	$127,936	$57,393	$54,553	$51,455	$49,873	$45,682
Interest expense	79,838	48,025	29,305	27,097	23,436	21,177	18,202

Net interest income	83,563	79,911	28,088	27,456	28,019	28,696	27,480
Provision for loan losses	5,100	2,751	2,100	2,100	900	2,772	—

Net interest income after provision for loan losses	78,463	77,160	25,988	25,356	27,119	25,924	27,480
Noninterest income:
Service charges	5,777	6,992	1,995	1,902	1,880	2,030	2,177
Trust and investment mgmt. fees	2,995	3,426	1,036	1,028	931	1,119	1,085
Other derivative income (expense)	536	(1,642)	59	(105)	582	(1,561)	(2,351)
Other	2,254	2,565	635	522	1,097	1,237	1,211
Gain on sale of land trusts	—	2,000	—	—	—	—	—
Gain on sale of branch	—	1,572	—	—	—	—	—
Gain on sale of investments	—	127	—	—	—	—	—

Total noninterest income	11,562	15,040	3,725	3,347	4,490	2,825	2,122
Noninterest expense:
Salaries and employee benefits	30,605	30,442	10,005	10,265	10,335	9,813	10,480
Occupancy, furniture and equipment	8,709	8,050	2,796	2,906	3,007	2,913	2,720
Legal fees, net	1,319	1,254	501	579	239	637	473
Advertising and public relations	1,002	350	429	437	136	224	77
Other	12,917	11,965	4,436	4,412	4,069	4,007	4,047

Total noninterest expense	54,552	52,061	18,167	18,599	17,786	17,594	17,797

Income before income taxes	35,473	40,139	11,546	10,104	13,823	11,155	11,805
Income tax expense (benefit)	1,417	15,386	(7,347)	3,799	4,965	4,137	4,408

Net income	$34,056	$24,753	$18,893	$6,305	$8,858	$7,018	$7,397

Per Share Data:
Net income per common share:
Basic	$3.12	$2.53	$1.72	$0.58	$0.81	$0.65	$0.73
Diluted	3.07	2.47	1.70	0.57	0.80	0.63	0.71
Cash dividends per common share	0.18	0.18	0.06	0.06	0.06	0.06	0.06
Book value per common share	23.35	19.70	23.35	20.40	20.44	19.99	19.70
Tangible book value per common share (1)	21.26	17.57	21.26	18.30	18.33	17.87	17.57
Dividend payout ratio	5.86%	7.29%	3.53%	10.53%	7.50%	9.52%	8.45%
Weighted average shares-basic	10,921,909	9,774,337	10,965,144	10,925,168	10,874,419	10,849,583	10,176,266
Weighted average shares-diluted	11,102,222	10,013,645	11,105,681	11,128,666	11,073,017	11,087,718	10,430,426
Shares outstanding-end of period	11,118,238	10,939,029	11,118,238	11,089,658	11,004,494	10,973,829	10,939,029

Average Balance Sheet Data (2):
Total assets	$3,272,722	$2,957,098	$3,308,411	$3,286,892	$3,221,914	$3,186,378	$3,032,172
Investments	710,495	566,183	706,723	724,463	700,226	665,164	592,945
Cash equivalents	32,853	27,564	31,684	25,965	41,013	64,644	30,056
Loans	2,423,505	2,248,359	2,470,950	2,431,991	2,366,426	2,340,886	2,290,590
Total interest-earning assets	3,166,853	2,842,106	3,209,357	3,182,419	3,107,665	3,070,694	2,913,591
Interest-bearing deposits	2,151,241	1,892,698	2,216,774	2,155,659	2,079,786	2,013,666	1,946,955
Borrowings	351,372	318,321	325,405	366,131	362,991	368,098	326,962
Junior subordinated debentures	87,223	87,638	86,607	87,434	87,638	87,638	87,638
Total interest-bearing liabilities	2,589,836	2,298,657	2,628,786	2,609,224	2,530,415	2,469,402	2,361,555
Noninterest-bearing deposits	399,535	437,439	395,243	396,033	407,466	442,776	426,922
Total stockholders’ equity	227,105	171,512	234,212	225,625	221,337	214,983	191,752

Performance Ratios (annualized):
Return on average assets	1.39%	1.12%	2.28%	0.77%	1.10%	0.88%	0.98%
Return on average equity	19.99%	19.24%	32.27%	11.18%	16.01%	13.06%	15.43%
Efficiency ratio (3)	57.35%	54.83%	57.11%	60.38%	54.71%	55.82%	60.12%

Tax Equivalent Net Interest Margin:
Net interest income as stated	$83,563	$79,911	$28,088	$27,456	$28,019	$28,696	$27,480
Add: Tax equivalent adjust.-investment (4)	2,156	934	739	716	701	495	375
Tax equivalent adjust.-loans (4)	268	128	87	92	89	81	42

Tax equivalent net interest income	$85,987	$80,973	$28,914	$28,264	$28,809	$29,272	$27,897

Net interest margin without tax adjust.	3.53%	3.76%	3.48%	3.46%	3.65%	3.71%	3.75%
Net interest margin - tax equivalent (4)	3.63%	3.81%	3.58%	3.56%	3.75%	3.79%	3.80%
Yield on earning assets without tax adjust.	6.90%	6.02%	7.10%	6.87%	6.70%	6.45%	6.23%
Yield on earning assets - tax equivalent (4)	7.00%	6.07%	7.21%	6.97%	6.80%	6.53%	6.29%
Yield on interest-bearing liabilities	4.12%	2.79%	4.42%	4.17%	3.75%	3.40%	3.06%
Net interest spread - without tax adjust.	2.77%	3.22%	2.68%	2.71%	2.95%	3.05%	3.17%
Net interest spread - tax equivalent (4)	2.88%	3.28%	2.79%	2.80%	3.05%	3.13%	3.23%
Average interest-earning assets to average interest-bearing liabilities	122.28%	123.64%	122.09%	121.97%	122.81%	124.35%	123.38%

Taylor Capital Group, Inc.

Summary of Selected Financial Data

Dollars	in Thousands
Unaudited

	Sept. 30, 2006	Sept. 30, 2005	June 30, 2006	Mar. 31, 2006	Dec. 31, 2005
Condensed Balance Sheet Data:
Total assets	$3,383,710	$3,139,181	$3,376,763	$3,251,004	$3,280,672
Investment securities	687,185	636,780	677,482	704,177	656,753
Total loans	2,487,321	2,352,560	2,467,963	2,391,826	2,384,931
Allowance for loan losses	36,892	36,715	36,508	36,686	37,481
Goodwill	23,237	23,237	23,237	23,237	23,237
Total deposits	2,652,463	2,374,523	2,667,902	2,493,054	2,543,644
Other borrowings	264,157	333,123	268,059	308,723	298,426
Notes payable and FHLB advances	80,000	75,000	80,000	75,000	75,000
Junior subordinated debentures	86,607	87,638	86,607	87,638	87,638
Total stockholders’ equity	259,588	215,490	226,221	224,980	219,318

Asset Quality Ratios:
Nonperforming loans	$21,994	$14,157	$29,359	$20,928	$13,449
Nonperforming assets	22,467	14,433	29,593	21,142	14,588
Allowance for loan losses to total loans	1.48%	1.56%	1.48%	1.53%	1.57%
Allowance for loan losses to nonperforming loans	167.74%	259.34%	124.35%	175.30%	278.69%
Net charge-offs to average total loans (5)	0.31%	0.21%	0.33%	0.29%	0.24%
Nonperforming assets to total loans plus repossessed property	0.90%	0.61%	1.20%	0.88%	0.61%

Capital Ratios (Taylor Capital Group, Inc.):
Total stockholders’ equity to assets	7.67%	6.86%	6.70%	6.92%	6.69%
Total tangible equity to assets (1)	6.98%	6.12%	6.01%	6.21%	5.98%
Average stockholders’ equity to average assets (6)	6.94%	5.80%	6.87%	6.87%	6.05%

Footnotes:

(1)	Tangible equity excludes goodwill and intangible assets.
(2)	Average balances are daily averages.
(3)	Efficiency ratio is determined by dividing noninterest expense by an amount equal to net interest income plus noninterest income, less the gains from the sale of investment securities.
(4)	This adjustment reflects tax-exempt interest income on an equivalent before-tax basis assuming a tax rate of 35.0%.
(5)	Based upon year-to-date annualized net charge-offs.
(6)	Based upon year-to-date averages.